UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JULY 25, 2012

CIG WIRELESS CORP.

(Exact name of Registrant as specified in its charter)

NEVADA	000-53677	68-0672900
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

(Address of principal executive offices)

(678) 332-5000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:             Entry into a Material Definitive Agreement.

Paul McGinn Employment Agreement

On July 25, 2012, CIG Wireless Corp. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Mr. Paul McGinn, the Company’s President, Chief Executive Officer and a Member of the Company’s Board of Directors.

On January 27, 2012, the Company entered into a binding term sheet (the “Term Sheet”) with Mr. McGinn covering the terms and conditions of his services as an officer of the Company, including compensation arrangements, as reported on the Current Report on Form 8-K, filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on February 3, 2012, incorporated herein by reference thereto.  The Term Sheet contemplated that the Company and Mr. McGinn would formalize their understandings in a customary long-form employment agreement.

Pursuant to the Employment Agreement, Mr. McGinn will be compensated in an amount of up to $450,000 per year for his services as an officer, consisting of fixed component of $300,000 per year, and a variable component of $150,000 per year (the “Variable Component”).  Mr. McGinn may receive between 0% and 100% of the Variable Component, based on the evaluation of the Board.  The goals in regard to the Variable Component will be geared to the rendering of services, measurable, and beneficial to the overall strategy of the Company.  All Variable Component goals will be set at the beginning of each year between Mr. McGinn and the Board.  Performance with respect to the Variable Component shall be measured at the end of the year.  The Variable Component with respect to the initial year of Mr. McGinn’s services will be set between Mr. McGinn and the Board as soon as reasonably possible after the date of signing the Employment Agreement.

Mr. McGinn has also received options to purchase 1,956,895 shares of the Company’s common stock as follows (1) Non-qualified stock options equal to 5% of outstanding shares of the Company’s common stock as of January 27, 2012, having an exercise price of $3.00 per share, vesting 33.33% at the signing of the Term Sheet and 33.33% on each anniversary thereafter until vested in full, and exercisable for 5 years as long as Mr. McGinn remains employed by the Company; and (2) Qualified stock options equal to 4.9% of outstanding shares of the Company’s common stock as of January 27, 2012, with an exercise price of fair market value determined by the volume weighted average per share with respect to the 20 trading days prior to the date of the Term Sheet, vesting 25% at the signing of the Term Sheet, and 25% on each anniversary thereafter, and exercisable for 5 years as long as Mr. McGinn remains employed by the Company.  Such qualified options may be reduced based on the number of stock options granted to other management of the Company.  Should the Company reach certain goals for share price and market capitalization, Mr. McGinn shall receive additional non-qualified options representing 2.5% of the issued and outstanding common stock, with an exercise price per share of $4.00 per share, vesting 33.33% at the date of grant, and 33.33% on each anniversary thereafter, and exercisable for 5 years as long as Mr. McGinn remains employed by the Company.  Mr. McGinn has agreed that any sales of shares will be governed by a number of restrictions, including both timing and volume.  Mr. McGinn shall also receive a life insurance policy and other benefits as an employee of the Company.

The Employment Agreement has a term of three years, and shall renew for one year periods unless either party provides notice of non-renewal.  In the event that Mr. McGinn is terminated without cause, he shall be paid for nine months at a rate of $450,000 per annum.  The terms of compensation applicable to Mr. McGinn’s services shall be retroactively effective to January 23, 2012.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has entered into an employment agreement with Mr. McGinn, as described in Item 1.01 above, which is incorporated herein by reference into this Item 5.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIG WIRELESS CORP.

By:	/s/ Paul McGinn
Name: Paul McGinn Title: President and Chief Executive Officer

Date:      August 8, 2012